UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2009

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Rule or Standard; Transfer of Listing.

As previously reported, on March 1, 2009, Spansion Inc. (the “Company”) and certain of its direct and indirect subsidiaries filed voluntary bankruptcy petitions in the United States Bankruptcy Court for the District of Delaware, seeking relief under the provisions of chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Filing”).

On March 4, 2009, March 16, 2009 and April 16, 2009, the Company received notices from the NASDAQ Listing Qualifications Department explaining that the Company’s securities would be delisted from The NASDAQ Stock Market (“NASDAQ”) for failure to satisfy NASDAQ Marketplace Rules (i) 4300, IM-4300, and 4450(f) (as then in effect), (ii) 4310(c)(14) (as then in effect) and (iii) 5210(d), respectively (collectively, the “Delisting”). The Company appealed the Delisting before a NASDAQ Hearings Panel on April 23, 2009.

On May 5, 2009, the NASDAQ Hearings Panel denied the Company’s request for continued listing on NASDAQ and informed the Company that it will suspend trading of shares of the Company’s common stock effective at the open of business on Thursday, May 7, 2009. The Company does not intend to request a review of this decision, and expects NASDAQ to file an application on Form 25-NSE with the Securities and Exchange Commission to effect the Delisting.

A copy of the Company’s press release announcing receipt of the NASDAQ Hearing Panel determination is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 5, 2009.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2009	SPANSION INC.

	By:	/s/ John H. Kispert
	Name:	John H. Kispert
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 5, 2009.